UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

STARTEK, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street, 4th Floor, Denver, Colorado	80206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 399-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On August 15, 2007 and August 21, 2007, the Company entered new employment contracts with two named executive officers. At about the same time, the Company offered new employment contracts to its other executive officers, other than the Chief Executive Officer. The form of employment contract, which was previously approved by the Compensation Committee, is attached as Exhibit 10.115.

The principal terms and conditions of the contracts include: (a) that employment is at-will, (b) full-time service is to be rendered exclusively to the Company, (c) customary employee benefits, expense reimbursement, and paid time off, (d) obligation to comply with the Company’s policies and procedures, (e) payment of base salary, bonus, and (if applicable) other incentive compensation, (f) that stock options, if granted, shall be subject to terms of the Company’s stock option plan and any notice or agreements approved by the Company’s board of directors, (g) execution of the Company’s Proprietary Information and Inventions Agreement whereby the Company’s information must be kept confidential and certain intellectual property rights conveyed to the Company, (h) during and for a period of time following employment a duty not to compete with the Company nor to solicit its employees, (i) termination provisions, including Company-paid severance in the event employment is terminated by the Company without “Cause” as that term is defined in the contract, (j) only in the case of an executive vice president, such as the Chief Operating Officer or Chief Financial Officer, Company-paid severance also in the event employment is terminated by the executive for “Good Reason” as that term is defined in the contract, and (k) other provisions customary for an employment contract.

The salary, bonus, and other incentive compensation (if applicable) for each executive officer are as follows:

Name	Base Salary (1)	Bonus (2)	Severance (3)	Other (4)

Patrick Hayes	$284,000	50%	12 months	PTO: 160 hours/year
Michael Clayton	$200,000	40%	9 months	PTO: 160 hours/year
Susan Morse	$220,000	40%	9 months	PTO: 160 hours/year
Doug Pontious	$250,000	40%	9 months	PTO: 160 hours/year
Mary Beth Loesch	$215,000	40%	9 months	PTO: 160 hours/year
Michael Griffith	$194,000	25%	9 months	PTO: 160 hours/year

Notes:

(1) Base Salary is stated on a per annum basis.

(2) “Bonus” denotes potential bonus amount, expressed as a percent of base salary, in the event of 100% target attainment. Actual amount of bonus, if any, may be more or less than this amount depending on actual performance. See the 2007 Incentive Bonus Plan attached as Exhibit 10.114 attached to Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on August 8, 2007.

(3) “Severance” denotes the amount of severance payment expressed as months of base salary and months used to calculate the prorated bonus, as well as the period of time following termination of employment that the non-competition and non-solicitation covenants persist. In addition, for up to the same number of months, the Company will continue to pay a portion of the executive’s monthly health insurance premiums under COBRA, that portion being equal to the Company’s monthly contribution towards the executive’s health insurance prior to termination of employment.

(4) “Other” denotes other incentive compensation (if applicable).

(5) Mr. Griffith’s incentive compensation includes: (i) 25% of base salary if the Company achieves 100% of its 2007 corporate business targets for operating income and revenue growth, (ii) 30% of base salary for achieving 2007 bookings target for new business and (iii) sales commission per terms of 2007 Sales Commission Plan. See the description of Mr. Griffith’s other incentive compensation in Form 8-K Current Report filed with the Securities and Exchange Commission on May 17, 2007, and the 2007 Sales Commission Plan attached as Exhibit 10.113 to Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on August 8, 2007.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description
10.115	Form of Executive Employment Contract

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: August 21, 2007

By: /s/ D. Michael Clayton
D. Michael Clayton
Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.115	Form of Executive Employment Contract